================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 23, 2005

                        Gateway Financial Holdings, Inc.

      North Carolina               000-33223                   56-2264354
 (State of incorporation)   (Commission File Number)       (I.R.S. Employer
                                                          Identification No.)

1145 North Road Street, Elizabeth City, North Carolina           27909
     (Address of principal executive offices)                 (Zip Code)

                    Issuer's telephone number: (252) 334-1511

                                   ----------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

               This document contains 2 pages, excluding exhibits.

================================================================================

ITEM 8.01 -- OTHER EVENTS.

On June 23, 2005, Gateway Bank & Trust Co., the bank subsidiary of Gateway Financial Holdings, Inc., announced that it had acquired a location for its sixth financial center in Virginia Beach, Virginia, at 641 S. Lynnhaven Parkway.

"This site is a prime location for our growing bank. It will allow us to provide even greater convenience and service to our expanding customer base in Virginia Beach," says Gateway Bank CEO and Chairman D. Ben Berry. "The address offers high visibility, high traffic count and is in close proximity to Lynnhaven Mall and many businesses."

The 20,000 square foot facility is expected to house a full-service branch and specialists in construction lending, commercial and retail lending, mortgage lending and investment services. The proposed Lynnhaven branch office is subject to regulatory approval, but is expected to open sometime in the fourth quarter of 2005.

Gateway Bank & Trust Co. is a full-service community bank with a total of eighteen offices in Elizabeth City (3), Edenton, Kitty Hawk, Nags Head, Moyock, Plymouth and Roper, North Carolina, and in Virginia Beach (5), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. Additional information about Gateway Bank is available on its website at www.gatewaybankandtrust.com.

The Common Stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS.

ITEM 9.01  (c):  EXHIBITS

Exhibit 99.1:    Press release on Lynnhaven branch dated June 23, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      GATEWAY FINANCIAL HOLDINGS, INC.

                                      By:  /s/ D. Ben Berry
                                           -------------------------------------
                                           D. Ben Berry
                                           President and Chief Executive Officer

                                      Date:     June 23, 2005